Exhibit 10.1
[**] Certain information has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of May 1, 2023, by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 115 South Union Street, Suite 300, Alexandria, VA 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 hereof or otherwise a party hereto from time to time including OXFORD FINANCE CREDIT FUND II, LP, by its manager Oxford Finance Advisors, LLC (“Credit Fund II”), OXFORD FINANCE CREDIT FUND III, LP, by its manager Oxford Finance Advisors, LLC (“Credit Fund III”), OXFORD FINANCE FUNDING IX, LLC (“Funding IX”), OXFORD FINANCE FUNDING XIII, LLC (“Funding XIII”), and OXFORD FINANCE FUNDING 2023-1, LLC (“Funding 2023-1”; together with Credit Fund II, Credit Fund III, Funding IX, and Funding XIII, each a “Lender” and collectively, the “Lenders”), LEXICON PHARMACEUTICALS, INC. (“Parent”) and LEXICON PHARMACEUTICALS (NEW JERSEY), INC. (“Lex-NJ”), each a Delaware corporation with offices located at 2445 Technology Forest Blvd., 11th Floor, The Woodlands, TX 77381 (Parent and Lex-NJ, individually and collectively, jointly and severally, “Borrower”).

RECITALS

WHEREAS, Collateral Agent, Borrower and the Lenders listed on Schedule 1.1 to the Loan Agreement (as defined below) or otherwise a party thereto from time to time including Oxford in its capacity as a Lender have entered into that certain Loan and Security Agreement, dated as of March 17, 2022 (as amended, supplemented or otherwise modified from time to time, collectively, the “Loan Agreement”) pursuant to which Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof; and

WHEREAS, Borrower, Lenders and Collateral Agent desire to amend certain provisions of the Loan Agreement as provided herein and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Lenders and Collateral Agent hereby agree as follows:

1.Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the Loan Agreement.

2.Section 13.1 of the Agreement is hereby amended to insert the following defined term in appropriate alphabetical order:

“First Minimum Cash Test Date” means [**]; provided that, if Borrower achieves the Minimum Cash Deferral Milestone 1, “First Minimum Cash Test Date” shall mean [**]; provided further that, if Borrower achieves the Minimum Cash Deferral Milestone 2, “First Minimum Cash Test Date” shall mean [**].

“Minimum Cash Deferral Milestone 1” means Borrower’s receipt of net proceeds prior to [**] of at least [**] (i) from [**] and/or (ii) as proceeds from [**] after the Second Amendment Effective Date and, subject to verification by Collateral Agent.

“Minimum Cash Deferral Milestone 2” means (i) Borrower has achieved Minimum Cash Deferral Milestone 1 and (ii) Borrower’s receipt of net proceeds prior to [**] of at least [**] (exclusive of any proceeds received in connection with Minimum Cash Deferral Milestone 1) (a) from [**] and/or (b) as proceeds from [**] after the Second Amendment Effective Date, subject to verification by Collateral Agent.

“Second Amendment Effective Date” means May 1, 2023.

“Unused Fee” is defined in Section 2.5(f).

3.The following defined terms in Section 13.1 of the Agreement hereby are amended and restated in their entireties to read as follows:

“Obligations” are all of Borrower’s obligations to pay when due any debts, principal, interest, Lenders’ Expenses, the Prepayment Fee, the Final Payment, the Unused Fee and other amounts Borrower owes the Lenders now or later, in each case, connection with, related to, following, or arising from, out of or under, this Agreement or, the other Loan Documents (other than the Warrants), or otherwise, and including interest accruing after Insolvency Proceedings begin (whether or not allowed) and debts, liabilities, or obligations of Borrower assigned to the Lenders and/or Collateral Agent, and the performance of Borrower’s duties under the Loan Documents (other than the Warrants).

“Sotagliflozin FDA Approval” means the FDA’s approval of the Sotagliflozin NDA for an indication that is no narrower in scope than the Heart Failure Indication plus heart failure in adult patients without type 2 diabetes (that, for clarity, shall include reducing the risk of cardiovascular death, hospitalization for heart failure, and urgent heart failure visits in two populations: (i) adults with heart failure and (ii) adults with type 2 diabetes, chronic kidney disease, and other cardiovascular risk factors); written evidence of which must be provided to, reviewed and approved in writing by Collateral Agent.

4.Section 2.2(a)(iii) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(iii) Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, during the Third Draw Period, to make term loans to Borrower in an aggregate amount up to Seventy Five Million Dollars ($75,000,000.00) according to each Lender’s Term C Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term C Loan”, and collectively as the “Term C Loans”). After repayment, no Term C Loan may be re‑borrowed.”

5.Section 2.2(a)(iv) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(iv) Subject to the terms and conditions of this Agreement, upon Borrower’s written request therefor prior to the Amortization Date, the Lenders may agree, in their sole discretion, severally and not jointly, to make term loans to Borrower in an aggregate amount up to Twenty-Five Million Dollars ($25,000,000.00) according to each Lender’s Term D Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term D Loan”, and collectively as the “Term D Loans”; each Term A Loan, Term B Loan, Term C Loan or Term D Loan is hereinafter referred to singly as a “Term Loan” and the Term A Loans, Term B Loans, Term C Loans and the Term D Loans are hereinafter referred to collectively as the “Term Loans”). After repayment, no Term D Loan may be re‑borrowed.”

6.New Section 2.5(f) hereby is added to the Loan Agreement as follows:

(f) Unused Fee. A fee, payable in full on [**] to Lenders, in an amount equal to [**], if the Third Draw Period expires and Borrower has not drawn the full amount of the Term C Loan (such fee, the “Unused Fee”).

7.Section 3.4 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“3.4 Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of a Term Loan set forth in this Agreement, to obtain a Term Loan (other than the Term A Loans), Borrower shall notify the Lenders (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 p.m. (Noon) EST no later than ten (10) Business Days prior to the date the Term Loan is to be made (or such shorter period as may be agreed to by Collateral Agent). Together with any such electronic, facsimile or telephonic notification, Borrower shall deliver to the Lenders by electronic mail or facsimile a completed Disbursement Letter executed by a Responsible Officer or his or her designee. The Lenders may rely on any telephone notice given by a person whom a Lender reasonably believes is a Responsible Officer or designee. On the Funding Date, each Lender shall credit and/or transfer (as applicable) to the Designated Deposit Account, an amount equal to its Term Loan Commitment.”

8.Section 6.10 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“6.10 Financial Covenants.

(a) Minimum [**] Net Product Revenue. As of the last day of each fiscal quarter ending after the date that is [**] after Sotagliflozin FDA Approval (for the avoidance of doubt, such date after Sotagliflozin FDA Approval is expected to be [**]), Borrower shall achieve actual trailing [**] sotagliflozin net product revenue (excluding any collaboration or royalty revenue) (“NPR”), of at least (x) during the first year following Sotagliflozin FDA Approval, [**] of projected sotagliflozin NPR and (y) thereafter, [**] of projected sotagliflozin NPR; in each case, as set forth in the projections attached hereto as Annex X; provided that, once Borrower achieves trailing [**] sotagliflozin NPR of [**] or greater as of the last day of a fiscal quarter ending after the date that is [**] after Sotagliflozin FDA Approval, Borrower shall, as of the last day of each fiscal quarter thereafter, and in lieu of the requirements otherwise set forth in this Section 6.10, achieve trailing [**] sotagliflozin NPR of at least [**].

(b) Minimum Cash. From and after the Funding Date of the Term C Loan, until Borrower achieves trailing [**] sotagliflozin NPR of at least [**] (such period, the “Minimum Cash Period”), Borrower shall maintain minimum unrestricted cash, cash equivalents and short-term investments of at least [**] in Collateral Accounts subject to Control Agreements in favor of Collateral Agent, measured as of the last day of each fiscal quarter beginning with the fiscal quarter ending on the First Minimum Cash Test Date and continuing as of the last day of each fiscal quarter during the Minimum Cash Period.”

9.Schedule 1.1 to the Loan Agreement hereby is replaced in its entirety with Schedule 1.1 attached hereto.

10.Exhibit C to the Loan Agreement hereby is replaced in its entirety with Exhibit C attached hereto.

11.Annex X to the Loan Agreement hereby is replaced in its entirety with Annex X attached hereto.

12.Limitation of Amendment.

(a)    The amendments set forth above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Lenders or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.

(b)    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect.

13.To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

a.Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

b.Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

c.The organizational documents of Borrower delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by or on behalf of the Borrower to the Collateral Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

d.The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not contravene (i) any material law or regulation binding on or affecting Borrower, (ii) any material contractual restriction with a Person binding on Borrower, (iii) any material order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;

e.The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent,

approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made and filings required to perfect the security interest of the Collateral Agent in the Collateral; and

f.This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

14.Except as expressly set forth herein, the Loan Agreement shall continue in full force and effect without alteration or amendment.

15.As a condition to the effectiveness of this Amendment, Collateral Agent shall have received, in form and substance satisfactory to Collateral Agent, the following:

(a)    this Amendment, duly executed by Borrower;

(b)    resolutions, duly adopted by Borrower’s board of directors authorizing the entry in to and performance of this Amendment;

(c)    all reasonable Lenders’ Expenses incurred through the date of this Amendment, which may be debited (or ACH’d) from the Designated Deposit Account in accordance with the Loan Agreement; and

(d)    such other documents, and completion of such other matters, as Collateral Agent may reasonably deem necessary or appropriate.

16.This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

17.Section 11 of the Loan Agreement (Choice of Law, Venue and Jury Trial Waiver) is incorporated herein by this reference as though set forth in full.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to the Loan Agreement to be executed as of the date first set forth above.

BORROWER: LEXICON PHARMACEUTICALS, INC.

By: __________________________________________
Name: Jeffrey L. Wade
Title: President and Chief Financial Officer
LEXICON PHARMACEUTICALS (NEW JERSEY), INC. By: __________________________________________ Name: Jeffrey L. Wade Title: President and Chief Financial Officer
COLLATERAL AGENT OXFORD FINANCE LLC

By: _________________________________________
Name: Colette H. Featherly
Title: Senior Vice President

SCHEDULE 1.1

Lenders and Commitments

	Term A Loans
Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$21,250,000.00	85.00%
OXFORD FINANCE CREDIT FUND III, LP	$3,750,000.00	15.00%
TOTAL	$25,000,000.00	100.00%

	Term B Loans
Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$20,000,000.00	77.50%
OXFORD FINANCE CREDIT FUND II	$1,875,000.00	7.50%
OXFORD FINANCE CREDIT FUND III	$3,750,000.00	15.00%
TOTAL	$25,000,000.00	100.00%

	Term C Loans
Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$75,000,000.00	100.00%
TOTAL	$75,000,000.00	100.00%

	Term D Loans
Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$25,000,000.00	100.00%
TOTAL	$25,000,000.00	100.00%

	Aggregate (all Term Loans)
Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$146,250,000.00	97.50%
OXFORD FINANCE CREDIT FUND III, LP	$3,750,000.00	2.50%
TOTAL	$150,000,000.00	100.00%

Exhibit C

Compliance Certificate

TO:	OXFORD FINANCE LLC, as Collateral Agent and Lender OXFORD FINANCE CREDIT FUND III, LP, as Lender
FROM:	LEXICON PHARMACEUTICALS, INC., for itself and on behalf of each Borrower

The undersigned authorized officer (“Officer”) of LEXICON PHARMACEUTICALS, INC. (for itself and on behalf of each Borrower party to the Loan Agreement (as defined below), “Borrower”), hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement by and among Borrower, Collateral Agent, and the Lenders from time to time party thereto (the “Loan Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement),

(a) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below;

(b) There are no Events of Default, except as noted below;

(c) Except as noted below, all representations and warranties of Borrower stated in the Loan Documents are true and correct in all material respects on this date and for the period described in (a), above; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

(d) Borrower, and each of Borrower’s Subsidiaries, has timely filed all required tax returns and reports, Borrower, and each of Borrower’s Subsidiaries, has timely paid all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower, or Subsidiary, except as otherwise permitted pursuant to the terms of Section 5.8 of the Loan Agreement;

(e) No Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Collateral Agent and the Lenders.

Attached are the required documents, if any, supporting our certification(s). The Officer, on behalf of Borrower, further certifies that the attached financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except, in the case of unaudited financial statements, for the absence of footnotes and subject to year‑end audit adjustments as to the interim financial statements.

Please indicate compliance status since the last Compliance Certificate by circling Yes, No, or N/A under “Complies” column.

	Reporting Covenant	Requirement	Actual	Complies
1)	Financial statements	Quarterly within 45 days		Yes	No	N/A
2)	Annual (CPA Audited) statements	Within 90 days after FYE		Yes	No	N/A
3)	Annual Financial Projections/Budget (prepared on a monthly basis)	Annually (within 45 days of FYE), and when revised		Yes	No	N/A

4)	A/R & A/P agings	If applicable		Yes	No	N/A
5)	8‑K, 10‑K and 10‑Q Filings	If applicable, within 5 days of filing		Yes	No	N/A
6)	Compliance Certificate	Quarterly within 45 days		Yes	No	N/A
7)	IP Report	When required		Yes	No	N/A
8)	Total amount of Borrower’s cash and cash equivalents at the last day of the measurement period		$________	Yes	No	N/A
9)	Total amount of Borrower’s Subsidiaries’ cash and cash equivalents at the last day of the measurement period		$________	Yes	No	N/A
10)	Total amount of cash and other assets maintained at Lion as of the last day of the measurement period	Total amount not to exceed $10,000 at any time per Section 7.12 of the Loan Agreement	$________	Yes	No	N/A
11)	Total amount of Investments made by Borrower in Lion during the current fiscal year as of the last day of the measurement period	Total amount not to exceed $10,000 in any fiscal year per Permitted Investments (k)(ii) of the Loan Agreement	$________	Yes	No	N/A

Deposit and Securities Accounts
(Please list all accounts; attach separate sheet if additional space needed)

	Institution Name	Account Number	New Account?		Account Control Agreement in place?
1)			Yes	No	Yes	No
2)			Yes	No	Yes	No
3)			Yes	No	Yes	No
4)			Yes	No	Yes	No

Financial Covenants

	Covenant	Requirement	Actual	Compliance
1)	Minimum Net Product Revenue (trailing [**] or (if applicable) [**])	See Section 6.10(a); Annex X		Yes	No
2)	Minimum Cash (during Minimum Cash Period)	See Section 6.10(b); [**]		Yes	No

Other Matters

1)	Have there been any changes in management since the last Compliance Certificate?	Yes	No

2)	Have there been any transfers/sales/disposals/retirement of Collateral or IP prohibited by the Loan Agreement?	Yes	No

3)	Have there been any new or pending claims or causes of action against Borrower that involve more than Five Hundred Thousand Dollars ($500,000.00)?	Yes	No

4)	Have there been any material amendments of or other material changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Certificate.	Yes	No

Exceptions

Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.” Attach separate sheet if additional space needed.)

LEXICON PHARMACEUTICALS, INC.,
for itself and on behalf of each Borrower

By
Name:
Title:

Date:

LENDER USE ONLY

Received by: _________________ Date: ____________

Verified by: __________________ Date: ____________

Compliance Status:         Yes        No

ANNEX X
(Projected Net Product Revenue)

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